                                                                   EXHIBIT 10.51

                               V(3) GALILEO (TM)

                           SOFTWARE LICENSE AGREEMENT                 [AQS LOGO]
                                                            CONNECTING INSURANCE
================================================================================

This Software License Agreement ("Agreement") is entered into as of October 1, 2002 (the "Effective Date") by and between AQS, Inc., a Wisconsin corporation, ("AQS"), and the Customer identified as follows:

Philadelphia Insurance Companies
--------------------------------------------------------------------------------
Customer Name

Mr. James Maguire Jr.                          President & CEO
--------------------------------------------------------------------------------
Contact Name (First Last)                      Title

One Bala Plaza                                 Suite 100
--------------------------------------------------------------------------------
Address                                        Suite/Room

Bala Cynwyd                   PA               19004
--------------------------------------------------------------------------------
City                          State            Zip

(610)617-7762                 (610)761-2484    PhLY.com
--------------------------------------------------------------------------------
Telephone Number              Fax              Email

By signing below, the parties acknowledge that they have read and agree to the terms contained in this Agreement.
(ADDITIONAL TERMS CONTINUED ON NEXT PAGE).

AQS, INC.
                                        Philadelphia Insurance Companies
                                        ----------------------------------------
                                        Customer Name

by: /s/ DAVID C WAGNER                by: /s/ JAMES MAGUIRE JR.
   -----------------------------         ---------------------------------------
    DAVID C WAGNER      SVP              Mr. James Maguire Jr.   President & CEO
   -----------------------------         ---------------------------------------
   Name                Title             Name                    Title

Date: 10/18/02                        Date: 10-17-02

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                               LICENSE AGREEMENT

The terms and conditions of this Agreement govern all access to, or use of, all Software and related Documentation, and any upgrades, modifications or enhancements to such product that have been developed by, or on behalf of, and provided to Customer by, AQS.

                                   SECTION 1
                                  DEFINITIONS

1.1 "AFFILIATE" means any present or later-acquired company located in the United States of which more than 50% of its common voting stock is directly or indirectly owned by Customer or AQS, and for which Customer or AQS has the ability to bind such entity to the terms and conditions of this Agreement.

1.2 "AUTHORIZED USER" means any current employee, independent contractor, agent or intern doing business on behalf of Customer, who is bound by the restrictions of this Agreement.

1.3 "BASE SYSTEM" means the instance of the Software prior to its Customization, Implementation or Conversion.

1.4 "CONFIDENTIAL INFORMATION" means all business information disclosed by one party to the other in connection with this Agreement unless it is or later becomes publicly available through no fault of the other party or it was or later is rightfully developed or obtained by the other party from independent sources free from any duty of confidentiality. Without limiting the generally of the foregoing, Confidential Information shall include Customer's data and shall include AQS's Proprietary items. Confidential Information shall include the terms of this Agreement, but not the fact that this Agreement has been signed, the identity of the parties hereto or the identity of the products licensed.

1.5 "CUSTOMIZATION" means any modification to the Software by AQS to meet the specific needs or requirements of Customer.

1.6 "DOCUMENTATION" means technical manuals, training manuals, user guides, and workbooks, as updated and amended from time to time, provided by AQS to assist Customer with the use of Software.

1.7 "IMPLEMENTATION AND CONVERSION" means the modification of the Software by AQS for use by Customer in accordance with this Agreement.

1.8 "INITIAL INSTALLATION" or "INITIAL SOFTWARE INSTALLATION" means the first instance of Base System Software Installation onto the computer hardware on which it will operate.

1.9 "PRE-INSTALLATION OBLIGATIONS" means Customer's obligations to prepare its environment in accordance with the specifications set forth in AQS's Installation Guide or other reasonable requirements AQS may require Customer to complete prior to AQS's installation of the Software.

1.10 "PROPRIETARY ITEMS" means, collectively, the Software and Documentation, the object code and the source code for the Software, the visual expressions, screen formats, report formats and other design features of the Software, all ideas, methods, algorithms, formulae, database model, and concepts used in developing and/or incorporated into the Software or Documentation, all future modifications, revisions, updates, refinements, improvements and enhancements of the Software or Documentation, all derivative works based upon any of the foregoing, and all copies of the foregoing.

1.11 "SOFTWARE" means AQS's customizable, proprietary application software listed on the attached Schedule A as being licensed by Customer, including any supporting documentation, training materials, and any Updates.

1.12 "SOURCE CODE" means computer code in high level, human readable language, including comments, and all tools and documentation reasonably necessary to build and/or modify such code.

1.13 "SUPPORT SERVICES" means those services provided to Customer by AQS pursuant to an effective Support Services Agreement attached as Schedule B.

1.14 "TRADE SECRET" or "TRADE SECRET INFORMATION" has that meaning set forth in the statutory law of the Commonwealth of Pennsylvania.

1.15 "UPDATES" means those subsequent releases of, or updates to, the Software that are generally made available to licensees of the Software that are similarly situated to Customer and that Customer may receive from AQS as part of any Support Services Agreement or Professional Services Agreement.

                                   SECTION 2
                                GRANT OF LICENSE

2.1 GRANT OF LICENSE. Subject to the limitations and restrictions contained in this Agreement and the applicable Schedules, AQS grants Customer a non-exclusive, non-transferable, non-sublicensable and non-assignable (except as set forth in Section 12.13) license for Customer to (i) run a copy of the Software at the Designated Site for Customer and Affiliates to use solely for the internal data processing operations of Customer and its Affiliates, and (ii) make one copy of the Software for Customer's backup and archival purposes. The license granted pursuant to this Agreement is limited to those states and lines of business set forth on Schedule A.

2.2 RESTRICTIONS ON USE. Except as otherwise expressly provided in this Agreement, Customer shall not, and shall not permit any Affiliate, Authorized User or third party to: (i) access or use any portion of the Software not expressly licensed and paid for by Customer, (ii) use or copy the Software except as provided in this Agreement, (iii) permit or allow any third party (other than Authorized Users) to use or have access to the Software, whether by time sharing, networking, outsourcing, public dissemination, service bureau operation, or any other means; (iv) invoke or access any Software, except through application program interfaces and operating systems documented by AQS;
         (v) modify, translate, decipher, decompile, disassemble or otherwise reverse engineer or attempt to reconstruct or discover any Source Code or underlying ideas or algorithms or file formats or programming or interoperability interfaces of the Software by any means whatsoever;
         (vi) modify, adapt or translate the Software, in whole or in part, or incorporate any portion of Software into any other software or create a derivative work of any portion of the Software; (vii) develop or incorporate the Software or any concepts contained in the Software into another product for

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         commercial or non-profit distribution, or for internal use; or (viii)
         fail to reproduce, remove, obscure or modify any copyright or other proprietary rights notices which appear on or in the Software or Documentation.

2.3 ACCESS BY AND AUTHENTICATION OF AUTHORIZED USERS. Customer may provide its Authorized Users with access to the Software only by means of a non-public secure network. The parties acknowledge that such access may travel over the internet or other public network, however, access to the Software shall only be available to the Authorized Users on a secure, authenticated basis. Upon reasonable request by AQS, Customer will provide to AQS a detailed access log sufficient to determine compliance with the terms of this Agreement.

                                   SECTION 3
                             INSTALLATION SERVICES;
                           IMPLEMENTATION/CONVERSION

3.1 INSTALLATION. Upon Customer completing the Pre-installation Obligations AQS will perform the initial installation at the Designated Site, to install the Base System for which Customer purchased Installation Services, as indicated in the Schedule A. Notwithstanding anything in this Agreement to the contrary, in the event the initial installation services exceed eight hours due to Customer error or unpreparedness, Customer shall pay additional installation fees on a time and materials basis at the standard AQS rate in effect at the time such Services are provided per hour or portion thereof (except in the case of AQS's failure or delay).

3.2 ORIENTATION VISIT. Prior to implementation of the Software, AQS may be required to consult with Customer at Customer's location. AQS will provide such initial consultation as the parties may mutually agree.

3.3 IMPLEMENTATION AND CONVERSION. AQS will provide those Implementation or Conversion services to Customer as set forth on Schedule A.

3.4 ACCEPTANCE. Implementation and Conversion by AQS shall conform to the following acceptance criteria: (i) AQS will deliver with each release, system test case descriptions; (ii) Customer will install the release and run the system test cases; (iii) if the results are the same as they care at AQS for those same system test cases, the release is accepted. Customer shall make a good faith effort to accomplish this test within fifteen (15) days of receiving the release. Customer shall notify AQS of its acceptance or non-acceptance of any Deliverable listed in Schedule A within thirty (30) days of AQS providing each release. If Customer fails to so notify AQS, the Software shall be deemed to be accepted. If acceptance criteria have not been satisfied within thirty (30) days following Customer's notice of non-acceptance, AQS shall refund to Customer any fees paid to AQS by Customer corresponding to the non-accepted Deliverable.

                                   SECTION 4
                             FEES AND PAYMENT TERMS

4.1 LICENSE FEE. Customer shall pay AQS the License Fees on the dates set forth on the Payment Schedule set forth in Schedule A in U.S. dollars.

4.2 BUREAU FEES. In connection with the license granted pursuant to this Agreement, Customer agrees to reimburse AQS for any insurance bureau fees associated with Customer's licensing of the Software and all associated support. The initial bureau fees are set forth on Schedule
         A. Customers will reimburse AQS for future bureau fees incurred by AQS when invoiced by AQS. Customer acknowledges that the bureau fees are passed on to Customer without any addition thereto, and are not directly set by AQS, and are subject to change at anytime.

4.3 INCIDENTAL EXPENSES. Customer will reimburse AQS for all reasonable travel, meal and accommodation expenses incurred by AQS's personnel in connection with the provision of its obligations under this Agreement.

4.4 ADDITIONAL FEES. AQS will invoice customer for any additional fees incurred by AQS in correction with the provision of services hereunder, and any services provided by AQS to Customer on a time and materials basis.

4.5 AMOUNTS DUE. If Customer fails to pay to AQS any amount within the time prescribed in this Agreement (or within 30 days of invoice for monthly charges) and Customer has not disputed the amount due, late charges of the greater of 1.5% per month or the maximum allowable under applicable law shall also become payable by Customer to AQS. In addition, AQS may cease providing services to Customer until the outstanding undisputed amounts are paid. Any such suspension does not relieve Customer from paying past due fees plus interest, and in the event of collection enforcement, Customer shall be liable for any costs associated with collection of undisputed amounts, including, but not limited to, legal costs, attorneys' fees, court costs, and collection agency fees.

         In order for an amount to be considered disputed hereunder, Customer must notify AQS in writing within 15 days after receipt of an invoice including such amount, setting forth Customer's good faith basis for the dispute. Thereafter, the parties shall attempt through informal concillation to resolve such dispute within the next 60 days. Amounts agreed to be due shall then be paid by the earlier of the due date for payment of amounts appearing on the next invoice, or 30 days after such agreement has been reached. If the parties have not reached agreement within the above-described 60-day period, either party may initiate legal proceedings to resolve the dispute.

                                   SECTION 5
                        PROPRIETARY RIGHTS AND NOTICES.

5.1 OWNERSHIP OF RIGHTS. The Software and Documentation contain valuable proprietary information. AQS or its licensors retain exclusive right, copyright and other proprietary rights in and to all portions of the Software and Documentation, and all modifications, improvements, discoveries and alterations thereto, all copies, derivative works, and new versions thereof, and all inventions, concepts, and ideas embodied therein. Customer does not acquire any rights, express or implied, in the Software and Documentation except as specified herein. No license, right or interest in any AQS trademark, trade name or service mark is granted pursuant to this Agreement. AQS may, at any time, in its sole discretion, modify, reduce or enhance the functionality of the software in its sole discretion. Customer acknowledges that the Software (including but not

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         limited to the design, programs, processes, programming techniques, source code, data structure and data tables) constitute a Trade Secret, disclosed to Customer on the basis of the confidential relationship between Customer and AQS under this Agreement.

5.2 REVERSE ENGINEERING, DECOMPILATION, AND DISASSEMBLY. Except as otherwise expressly provided in this Agreement, Customer covenants that it has no right to receive, use or examine any Object Code, Source Code or design documentation relating to the Software. Customer agrees not to, nor allow any third party to, modify, translate, decipher, decompile, transfer, disclose, disassemble or otherwise reverse engineer or attempt to reconstruct or discover any Source Code, underlying ideas, algorithms, file formats, database format, programming or interoperability interfaces of, or in any way related to the Software by any means whatsoever, other than to the extent AQS is required by law to permit Customer to do so, Customer agrees not to, nor allows any third party to, modify the Software or incorporate any portion of Software into any other software or create a derivative work of any portion of the Software, or develop any other product containing any of the concepts and ideas contained in the Software.

5.3 OWNERSHIP OF DATA. All policy data entered into the Software system by Customer is the property of Customer. If requested by Customer, AQS will provide policy data unloads and invoice Customer at AQS's then current standard hourly rate plus the cost of media required to unload such policy data.

5.4 NOTICES AND LEGENDS. Customer agrees (a) to respect all confidentiality notices or legends placed upon the Software and Documentation; (b) not to conceal from view any copyright, trademark or confidentiality notices placed on the Software media or on any output generated by the Software; and (c) to reproduce all copyright, trademark or confidentiality notices on all copies of the Software and Documentation, or any portion thereof, made by Customer as permitted under this Agreement.

                                   SECTION 6
                                CONFIDENTIALITY

6.1 AQS CONFIDENTIAL INFORMATION. The parties acknowledge that, as a result of the provision of the Software and services under this Agreement, Customer, its Authorized Users, and Affiliates may be exposed to certain Trade Secret and Confidential information of AQS. Any Trade Secret or Confidential information of AQS disclosed pursuant to this Agreement may be used only for the purpose related to this Agreement. Customer (a) will hold AQS's Confidential information in strict confidence, (b) will not disclose the Trade Secret or Confidential information to any third parties without the written consent of AQS, and will take all reasonable steps to prevent such disclosure, which steps will include at least the same degree of care and security precautions that Customer uses to protect its own confidential information of like kind, and (c) will only use or disclose such Trade Secret or Confidential information within Customer's own organization on a need-to-know basis. Moreover, Customer agrees to transmit Trade Secret or Confidential information only to Customer's partners, directors, officers, employees, agents, advisors and affiliates or those of Customer's affiliates only on a need to know basis (a) who are informed by Customer of the confidential nature of the Trade Secret and Confidential Information and who agree to be bound by a confidentiality agreement, and (b) who are not a competitor of AQS in the provision of insurance policy management software. Customer will be responsible for any breach of any provision of this Agreement by Customer's affiliates, partners, directors, officers, employees, agents and advisors and those of Customer's affiliates.

6.2 CUSTOMER CONFIDENTIAL INFORMATION. The parties acknowledge that, as a result of the provision of the Software and services under this Agreement, AQS, its Authorized Users, and Affiliates may be exposed to certain Trade Secret and Confidential information of Customer. Any Trade Secret or Confidential information of Customer disclosed pursuant to this Agreement may be used only for the purpose related to this Agreement. AQS (a) will hold Customer's Confidential information in strict confidence, (b) will not disclose the Trade Secret or Confidential information to any third parties without the written consent of Customer, and will take all reasonable steps to prevent such disclosure, which steps will include at least the same degree of care and security precautions that AQS uses to protect its own confidential information of like kind, and (c) will only use or disclose such Trade Secret or Confidential Information within AQS's own organization on a need-to-know basis. Moreover, AQS agrees to transmit Trade Secret or Confidential Information only to AQS's partners, directors, officers, employees, agents, advisors and affiliates or those of AQS's affiliates only on a need to know basis who are informed by AQS of the confidential nature of the Trade Secret and Confidential information and who agree to be bound by a confidentiality agreement. AQS will be responsible for any breach of any provision of this Agreement by AQS's affiliates, partners, directors, officers, employees, agents and advisors and those of AQS's affiliates.

6.3 REMEDIES. The parties acknowledge that the unauthorized disclosure or use of AQS or Customer Confidential information would cause irreparable harm and significant injury to the other party, the degree of which may be difficult to ascertain. Accordingly, the parties agree that each party will have the right to seek an immediate injunction enjoining any breach of this Agreement by the other party, its employees or agents, as well as the right to pursue any and all other rights and remedies available at law or in equity for such breach. The parties agree that, in the event proceedings are initiated to enforce these provisions by either party, and provided that such party prevails in obtaining relief, such party will be entitled to reimbursement by the other party for all actual and reasonable costs and expenses, including attorneys' fees, that it may incur while seeking to enforce the provisions of this Agreement.

                                   SECTION 7
                              TERM AND TERMINATION

7.1 TERM. Unless otherwise terminated pursuant to the terms of this Agreement, this Agreement will continue in full force and affect so long as Customer continues to subscribe to and pay for Support Services.

7.2 TERMINATION. In addition to its rights as set forth elsewhere in this Agreement either party will be able to terminate this Agreement if: (i) the other party is in material breach of any provision of this Agreement upon sixty (60) days written notice to the other party of such breach, provided such breach

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         remains uncured, or if the breaching party is not actively working to address the breach for sixty (60) days after receipt of such notice;
         (ii) Customer is in default of any payment obligations pursuant to this Agreement or otherwise, and such non-payment is not cured within thirty
         (30) days after written notice from AQS; (iii) the Support Services for the Software are terminated; (iv) the entire business of Customer is terminated; (v) a petition for involuntary bankruptcy is filed against the other party and not dismissed within thirty (30) days; or (vi) the other party becomes insolvent or files or has filed any action related to protection under the bankruptcy laws, including, without limitation, reorganization or appointment of a receiver. A breach of this Agreement by an Affiliate of a party shall be deemed to be a breach by that party, so that it shall be as if Affiliates acts, omissions and/or violations were the acts, omissions and or violations of that party.

7.3 EFFECT OF TERMINATION. Except in the case where Source Code is released pursuant to Section 11, in the event of termination or expiration of this Agreement, Customer will (i) discontinue all use of the Software;
         (ii) deliver to AQS or destroy the Documentation and related materials in Customer's possession, including copies thereof, (iii) certify to AQS within one (1) week after termination hereunder that Customer has discontinued the use of the Software and has delivered to AQS and/or destroyed the Documentation and all copies, AQS shall not be liable to Customer for damages of any sort resulting solely from terminating this Agreement in accordance with its terms. If this Agreement is terminated as a result of a breach by Customer, all fees corresponding to Deliverables accepted by Customer pursuant to this Agreement, any Schedule, or any other agreement between the parties shall become immediately due and payable to AQS.

                                   SECTION 8
                                   WARRANTIES

8.1 LIMITED PRODUCT WARRANTY. AQS warrants that the Software will be free from material defects and will, when operated in accordance with the specifications set forth in the AQS Installation Guide, perform in substantial conformity with the Documentation provided with the Software for one year from the date the current Software or Update is provided to Customer. In the event Customer notifies AQS in writing during the warranty period that the Software does not function as warranted, AQS shall use its best efforts to confirm the existence of and correct the reported nonconformity. Modifications of the Software without the express prior written consent of AQS will render this warranty void. The foregoing shall not be deemed to create, and AQS shall not have, any obligation to identify or correct any nonconformity, "bug," error, or other failure to perform of any software licensed to Customer by any third party, without regard to whether such failure first becomes apparent as a result of the use of such third party software in conjunction with the Software licensed hereunder. AQS'S SOLE OBLIGATION OR LIABILITY UNDER THIS WARRANTY SHALL BE TO USE COMMERCIALLY REASONABLE EFFORTS TO VERIFY AND CORRECT ANY REPORTED NONCONFORMITY IN THE SOFTWARE. IN THE EVENT AQS FAILS TO REMEDY ANY MATERIAL DEFECTS IN THE SOFTWARE UNDER THIS WARRANTY, CUSTOMER'S SOLE REMEDY AND AQS'S SOLE LIABILITY SHALL BE TO RECEIVE A REFUND OF ANY FEES PAID HEREUNDER FOR THE NONCONFORMING PORTION OF THE SOFTWARE.

8.2 DISCLAIMER OF WARRANTY OF ACCESS AND SECURITY. ASIDE FROM THE WARRANTIES PROVIDED IN SECTION 8.1, AQS MAKES NO WARRANTY REGARDING ANY OUTPUT OR RESULTS OBTAINED FROM THE USE OF THE SOFTWARE OR OF THE ACCURACY, COMPLETENESS, INTEGRITY, PRECISION, PRIVACY, SECURITY, RELIABILITY OR TIMELINESS OF ANY COMMUNICATIONS OR DATA TRANSMISSIONS SENT OR RECEIVED IN CONNECTION WITH THE USE OF THE SOFTWARE, CUSTOMER IS SOLELY RESPONSIBLE FOR ANY DAMAGE TO, OR ALTERATION, CORRUPTION, INTERCEPTION, DELAY OR LOSS OF CONFIDENTIALITY OF, CUSTOMER'S DATA OR SYSTEMS RESULTING FROM THE USE OF THE SOFTWARE NOT DUE TO AQS'S VIOLATION OF THE WARRANTIES PROVIDED IN SECTION 8.1.

8.3 LIMITED INTELLECTUAL PROPERTY WARRANTY. AQS warrants that the use of the Software pursuant to this Agreement does not infringe any U.S. copyrights or trade secret rights, nor, to AQS's actual knowledge, any patent rights of any third party. AQS warrants that the Software being provided is free of any liens and encumbrances and that it possesses good title to the Software.

8.4 DISCLAIMER OF WARRANTY. THE WARRANTY SET FORTH IN SECTIONS 8.1 - 8.3 OF THIS AGREEMENT ARE LIMITED WARRANTIES AND THEY ARE THE ONLY WARRANTIES MADE BY AQS. AQS EXPRESSLY DISCLAIMS, AND CUSTOMER HEREBY EXPRESSLY WAIVES, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES AS TO TITLE OR NONINFRINGEMENT OF THIRD PARTY RIGHTS OR OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS EXPLICITLY SET FORTH ABOVE, AQS DOES NOT WARRANT AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS THAT THE OPERATION OF THE SOFTWARE AND/OR ITS USE WILL BE ACCURATE, UNINTERRUPTED, OR ERROR-FREE; THAT DEFECTS IN THE SOFTWARE, IF ANY, WILL BE CORRECTED; OR THAT THE SOFTWARE WILL FULFILL ANY OF CUSTOMER'S PARTICULAR PURPOSES OR NEEDS, AQS'S LIMITED WARRANTY IS IN LIEU OF ALL LIABILITIES OR OBLIGATIONS OF AQS FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE DELIVERY OF THE SOFTWARE OR RELATED SERVICES AND, EXCEPT FOR THE ABOVE LIMITED WARRANTY, THE ENTIRE RISK AS TO THE QUALITY AND PERFORMANCE OF THE SOFTWARE IS WITH CUSTOMER.

                                   SECTION 9
                                   INDEMNITY

AQS shall defend, indemnify, and hold Customer harmless against any claim resulting from AQS's breach of its warranty obligations in Section 8.3, provided that AQS is given prompt notice of such claim and is given information, reasonable assistance, and sole authority to defend or settle the claim, in the event of any threatened claim that use of the Software infringes intellectual property rights, AQS may, in its judgment and at its sole option, either: (i) obtain for

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Customer the right to continue using the Software: (ii) replace or modify the
Software so that it becomes non-infringing and maintains materially the same functionality of the original Software; or (iii) terminate the license for the allegedly infringing portion of the Software, and upon receipt or destruction of the Software, return the license fees paid by Customer for such infringing portion of the Software prorated over a five (5) year term from the Effective Date of this Agreement, however, if such claim first occurs within one year from the Effective Date, Customer shall be entitled to a full refund of all fees paid. AQS shall have no obligation to indemnify or defend Customer for any liability arising out of or relating to any allegations or claims of infringement to the extent the alleged infringement is solely based on; (i) a modification of the Software by any party other than AQS or its Affiliates or agents acting on its behalf; (ii) use of the Software other than in accordance with the Documentation or the terms of this Agreement; (iii) use of a release of the Software no longer supported by AQS; (iv) use of a release of the Software without having implemented all Updates; (v) any third party software; or (vi) use of the Software in combination with any hardware, software or other materials not recommended by AQS, where, absent such combination, the Software would not be infringing. This Section entitled "Indemnity" states AQS's entire liability for actual or alleged infringements and Customer's sole and exclusive remedy in relation thereto.

                                   SECTION 10
                            LIMITATION OF LIABILITY

IN NO EVENT SHALL AQS OR ITS LICENSORS BE LIABLE TO CUSTOMER OR ANY THIRD PARTY, FOR ANY CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR SPECIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS) INCURRED BY CUSTOMER AS A RESULT OF ANY BREACH OF THIS AGREEMENT ARISING OUT OF THIS AGREEMENT OR THE USE OR INABILITY TO USE THE SOFTWARE, INCLUDING, BUT NOT LIMITED TO, ANY LOST PROFITS OR COST SAVINGS, EVEN IF AQS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WITHOUT PREJUDICE TO THE FOREGOING. IF AQS IS NONETHELESS DETERMINED TO BE LIABLE TO CUSTOMER UNDER OR IN CONNECTION WITH THIS AGREEMENT, AQS'S ENTIRE LIABILITY, AND CUSTOMER'S EXCLUSIVE REMEDY UNDER THIS AGREEMENT SHALL NOT EXCEED THE AMOUNT OF THE LICENSE FEE PAID HEREUNDER.

                                   SECTION 11
                               SOURCE CODE ESCROW

11.1 DEPOSIT. Upon the request of Customer, and at Customer's sole cost and expense, AQS agrees to maintain a copy of the entire Source Code in the custody of DSI Technology Escrow Services ("DSI"), as escrow agent, or such other escrow agent as AQS may specify from time to time by written notice to Customer. Unless otherwise agreed by the parties, the escrow arrangement shall be governed by the terms set forth in DSI's form of Preferred Agreement, attached hereto as Exhibit D.

11.2 SOURCE CODE LICENSE. Upon release of the Source Code to Customer, AQS grants Customer a perpetual, nonexclusive, nontransferable (except as set forth in Section 12.12) right and license to use the Source Code for the sole and exclusive purposes of itself providing the Support Services for its internal use of the Software and maintaining the rights granted to Customer under this Agreement (the "Source Code License").

11.3 TERMINATION OF SOURCE CODE LICENSE. The Source Code License granted pursuant to Section 11.2 above shall immediately terminate, and Customer shall discontinue using the Source Code and return it to AQS (or, at AQS's request, destroy the Source Code), if Customer: (i) materially breaches any material provision of this Agreement (including, but not limited to the restrictions contained in Sections 2.2, 5 or 11.2) and fails to substantially cure such breach within sixty (60) days of written notice describing the breach, (ii) seeks protection under any bankruptcy, or if any such proceeding is instituted against the other (and not dismissed within 90 days), or
         (iii) fails to pay any amount due AQS when due and fails to make such payment within thirty (30) days of written notice describing such failure.

                                   SECTION 12
                                 MISCELLANEOUS

12.1 RETURN OF MATERIALS. Each party agrees that upon termination of this Agreement, except in the case where Source Code is released pursuant to
         Section 11, it will return to the other party all material provided by such party, including, but not limited to drawings, blueprints, notes, memoranda, specifications, designs, devices, documents and any other material containing or disclosing any confidential or proprietary information.

12.2 TAXES. Customer shall pay or reimburse AQS for all sales, use, transfer, privilege, excise, and all other taxes and all duties, whether international, national or local, however designated, which are levied or imposed by reason of the performance by AQS under this Agreement, excluding, however, income taxes on profits which may be levied against AQS.

12.3 HARDWARE AND SOFTWARE SPECIFICATIONS. AQS is not providing any high speed lines, hardware or any third party software as part of this Agreement, and Customer is required to provide and maintain the minimum hardware and software guidelines set forth in the Technical Guidelines Bulletin provided to Customer. Future Updates or releases to the Software may necessitate users to upgrade their third party software and hardware to comply with the than most current release. AQS shall have no obligation to support or maintain any version other than as provided for the most current release of the Software.

12.4 ENTIRE AGREEMENT, MERGER AND WAIVER. This Agreement, the Schedules and Exhibits express and contain the entire agreement of the parties with respect to the subject matter hereof and merge all prior and contemporaneous communications. There are no express or implied representations, warranties or agreements between the parties, except as contained in this Agreement. Except as otherwise provided herein, this Agreement may not be modified, amended or supplemented except by a writing signed by both Customer and AQS.

12.5 WAIVER. No consent given or waiver made by AQS of any breach of any provision of this Agreement will operate or be construed in any manner as a waiver of any subsequent breach of the same or of any other provision.

(c) 2002 AQS, Inc.                   Page 6           Software License Agreement

12.6 CAPTIONS. The captions of this Agreement are provided for convenience only and shall not be used in construing its meaning.

12.7 AUTHORITY. If Customer is a corporation, partnership or limited liability company, each individual executing this Agreement on behalf of Customer represents and warrants that he or she is duly authorized to execute and deliver this Agreement on behalf of Customer and that this Agreement is binding upon Customer according to its terms, Concurrently with execution of this Agreement, Customer shall deliver to AQS such evidence of authorization as AQS may require.

12.8 GOVERNING LAW: ATTORNEYS' FEES. This Agreement is to be governed by the internal laws of the Commonwealth of Pennsylvania. In any suit, arbitration, mediation or other action to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing partly will be entitled to recover its costs, including reasonable attorneys' fees, including without limitation, costs and fees incurred on appeal or in a bankruptcy or similar action.

12.9 SURVIVAL. If this Agreement is terminated for any reason, the following sections shall survive such termination, 2.2, 2.3, 4, 5, 6, 8, 9, 10, 11.2, 11.3 and 12.

12.10 SEVERABILITY; WAIVER. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and remainder of this Agreement will continue in full force and effect. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party. This Agreement is to be construed as though all parties had drafted it. The terms of this Agreement shall supercede the terms of any purchase order submitted to AQS in connection with this Agreement.

12.11 FORCE MAJURE. Neither party will be liable to the other by reason of any failure in performances of this Agreement if the failure arises out of the unavailability of third party communication facilities or energy sources, acts of God, acts of the other party, acts of governmental authority, fires, strikes, delays in transportation, riots or war, or any cause beyond the reasonable control of that party.

12.12 ASSIGNMENT. Customer may not assign, rent, lease, sell, sublicense or otherwise transfer the Software, or any portion thereof, nor may Customer assign this Agreement without AQS's prior written approval. Notwithstanding the foregoing, Customer may assign this Agreement to a successor to substantially all of its business and assets, provided that, absent a prior written agreement with AQS, the Software may not be used for any purpose outside of the scope of the license granted hereunder for the internal data processing operations of the products, lines of business, and states that comprised the business of Customer at the time such business was transferred to such successor. This Agreement is binding upon and inures to the benefit of the parties' successors and permitted assigns.

12.13 EXPORT RESTRICTIONS. Customer acknowledges that the Software and all related documentation is subject to United States export control laws as well as applicable regulations issued by, among others, the U.S. Departments of Commerce, State and Treasury. Customer will comply with all such laws and regulations.

12.14 GOVERNMENT RESTRICTED RIGHTS. The Software was developed at private expense, is commercial, and is published and copyrighted. The Software may be transferred to the U.S. Government only with the prior written consent of an officer of AQS and solely with "restricted rights" as that term is defined in FAR 52,227-19(c)(2) (or DFAR 252,227-202.32(c)(1) if the transfer is to a defense-related agency) or subsequent citation.

12.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts each of which will be deemed an original and as executed constitutes one agreement, binding on both parties even though both parties do not sign the same counterpart.

12.16 ATTACHMENTS. All schedules, exhibits and attachments which are annexed to this Agreement are expressly made a part of this Agreement and are incorporated herein by this reference. All references to this Agreement are deemed to refer to and include this Agreement and all such schedules, exhibits and attachments, as amended from time to time.

12.17 PUBLIC ANNOUNCEMENT. Either party may make a public announcement regarding this Agreement, including, without limitation the fact of this Agreement and the nature of the parties relationship hereunder upon the prior written approval of the form and content of such disclosure, which approval shall not be unreasonably withheld. AQS may include the name or trademark of Customer in a listing of companies which have a client relationship with AQS, and Customer may include the name or trademark of AQS in a listing of companies that provide services to Customer.

12.18 NOTICES. Any notice or communication required or permitted under this Agreement shall be in writing. Notices must be sent to the parties at the addresses specified herein, or to substitute addresses provided in writing, and shall be deemed received on the date sent by facsimile transmission, on the date when personally delivered, or five (5) days after receipt of signature via certified mail, postage prepaid.

         Notices to AQS must initially be sent to the location listed below.

                                   AQS, Inc.
                                   1325 Walnut Ridge Drive
                                   Hartland, Wisconsin 63029-8894

         Notices to Customer must initially be sent to the location set forth on the initial page of this Agreement.

(c) 2002 AQS, Inc.                   Page 7           Software License Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representative as of the date first set forth above.

                         END OF LICENSE AGREEMENT TERMS

(c) 2002 AQS, Inc.                   Page 8           Software License Agreement

                                   SCHEDULE A
                       SOFTWARE LICENSE AGREEMENT DETAIL

A-1.     DESIGNATED SITE

                  Philadelphia Insurance Companies
                  One Bala Plaza, Suite 100
                  Bala Cynwyd, PA, 19004

A-2.     PAYMENT SCHEDULE

                  PAYMENT ITEM                            DUE DATE            AMOUNT
------------------------------------------------     -------------------    ----------
License Fee (Property, Liability, Crime, Inland
Marine, Commercial Auto, BOP, and Ultimate
Cover)                                               At Contract Signing    $  500,000
------------------------------------------------     -------------------    ----------
Version 2 BOP (Balance of Version 2 contract fee
for BOP)                                             At Contract Signing    $   49,435
------------------------------------------------     -------------------    ----------
License Fee (Specialty Lines)                        At Contract Signing    $  450,000
------------------------------------------------     -------------------    ----------
License Fee (Umbrella)                               At Contract Signing    $   50,000
------------------------------------------------     -------------------    ----------
AQS SOFTWARE LICENSE FEE                                                    $1,049,435
                                                     -------------------    ----------

SERVICE FEES                                                                                AMOUNT
---------------------------------------------------------------                 -----------------------------
Initial installation                                                                       Included
---------------------------------------------------------------                 -----------------------------
Training Services (24 hours at Client Site)                                                Included
---------------------------------------------------------------                 -----------------------------
Conversion Services: Property, Liability, Crime, Inland Marine,                           $3,000,000
Commercial Auto, BOP, and Ultimate Cover                                        Billed in eighteen (18) equal
(as implemented in Version 2)                                                    installments beginning at
                                                                                      contract signing,
Implementation Services; States, Specialty Lines, and                               and monthly thereafter
Umbrella (as filed by Customer 10/01/02)

NOTES:

ALL POLICY DOCUMENTS (EXISTING OR NEW) MUST BE PROVIDED TO AQS IN WORD OR PDF FORMAT. ADDITIONAL COST MAY BE INCURRED BY CUSTOMER IF DOCUMENTS ARE PROVIDED TO AQS IN ANOTHER FORMAT.

CUSTOMER HAS AGREED TO DEDICATE SIX (6) FULL-TIME EQUIVALENTS AND A PROJECT SPONSOR TO THE IMPLEMENTATION AND TESTING OF V(3) GALILEO.

A-3.     BASE SYSTEM DELIVERABLES

   BASE SYSTEM DELIVERABLES                    DATE
-----------------------------          --------------------
Base System V(3) Galileo               30 days from Signing
-----------------------------          --------------------
Base System BOP                        30 days from Signing
-----------------------------          --------------------
Base System Property                           January 2003
-----------------------------          --------------------
Base System General Liability                  January 2003
-----------------------------          --------------------
Base System Crime                                April 2003
-----------------------------          --------------------
Base System Inland Marine                        April 2003
-----------------------------          --------------------
Base System Commercial Auto                       July 2003
-----------------------------          --------------------
Specialty Lines                            To be Determined
-----------------------------          --------------------
Umbrella                                   To be Determined
-----------------------------          --------------------
Ultimate Cover                             To be Determined
-----------------------------          --------------------

(c) 2002 AQS, Inc.                  Page 1           Software License Agreement-
                                                     Schedule A (License Detail)
                                      82

                                                           IMPLEMENTATION
       OPTIONAL COMPONENTS                LICENSE              AMOUNT
--------------------------------          --------        ----------------
AQS Star Bureau Generation                Included        To be Determined
--------------------------------          --------        ----------------
Unattended Renewals                       Included        To be Determined
--------------------------------          --------        ----------------
Applications (Capture and Print)          Included        To be Determined
--------------------------------          --------        ----------------

NOTE: THE DATES REFERENCED ABOVE INDICATE THE DATE THE ITEM WILL BE DELIVERED TO CUSTOMER, NOT THE DATE OF IMPLEMENTATION OR CONVERSION.

A-4.     BUREAU FEES

                  AQS is charged fees from various bureaus due to their copywritten information. These bureau fees will be passed on to Customer with no mark up. As of the Effective Date of this agreement, bureau fees are 3% of license fees.

            BUREAU FEES                    AMOUNT
----------------------------------    ----------------
Bureau Fees on License Amount         $13,483.06
----------------------------------    ----------------
Bureau Fees on Optional Components    To be Determined
----------------------------------    ----------------

A-5.     LINES OF BUSINESS, UNDERWRITING COMPANIES, AND LICENSED STATES:

         CUSTOMER IS AUTHORIZED TO USE THE SOFTWARE WITH THE FOLLOWING LINES OF BUSINESS AND UNDERWRITING COMPANIES IN THE FOLLOWING LICENSED STATES:

LINES OF BUSINESS        UNDERWRITING COMPANIES                     LICENSED STATES
-----------------        ----------------------        ----------------------------------------
PROPERTY                 Philadelphia Insurance        Alabama, Alaska, Arizona, Arkansas,
                         Company                       California, Colorado, Connecticut,
                                                       Delaware, District of Columbia, Florida,
                                                       Georgia, Idaho, Illinois, Indiana, Iowa,
                         Philadelphia Insurance        Kansas, Kentucky, Maine, Maryland,
                         Company E & S                 Massachusetts, Michigan, Minnesota,
                                                       Mississippi, Missouri, Montana, Nebraska,
                                                       Nevada, New Hampshire, New Jersey, New
                                                       Mexico, New York, North Carolina, North
                                                       Dakota, Ohio, Oklahoma, Oregon,
                                                       Pennsylvania, Rhode Island, South
                                                       Carolina, South Dakota, Tennessee,
                                                       Texas, Utah, Vermont, Virginia,
                                                       Washington, West Virginia, Wisconsin,
                                                       Wyoming

LIABILITY                Philadelphia Insurance        Alabama, Alaska, Arizona, Arkansas,
                         Company                       California, Colorado, Connecticut,
                                                       Delaware, District of Columbia, Florida,
                                                       Georgia, Idaho, Illinois, Indiana, Iowa,
                         Philadelphia Insurance        Kansas, Kentucky, Maine, Maryland,
                         Company E & S                 Massachusetts, Michigan, Minnesota,
                                                       Mississippi, Missouri, Montana,
                                                       Nebraska, Nevada, New Hampshire, New
                                                       Jersey, New Mexico, New York, North
                                                       Carolina, North Dakota, Ohio,
                                                       Oklahoma, Oregon, Pennsylvania, Rhode
                                                       Island, South Carolina, South Dakota,
                                                       Tennessee, Texas, Utah, Vermont,
                                                       Virginia, Washington, West Virginia,
                                                       Wisconsin, Wyoming

CRIME                    Philadelphia Insurance        Alabama, Alaska, Arizona, Arkansas,
                         Company                       California, Colorado, Connecticut,
                                                       Delaware, District of Columbia, Florida,
                                                       Georgia, Idaho, Illinois, Indiana, Iowa,
                         Philadelphia Insurance        Kansas, Kentucky, Maine, Maryland,
                         Company E & S                 Massachusetts, Michigan, Minnesota,
                                                       Mississippi, Missouri, Montana,
                                                       Nebraska, Nevada, New Hampshire, New
                                                       Jersey, New Mexico, New York, North
                                                       Carolina, North Dakota, Ohio,
                                                       Oklahoma, Oregon, Pennsylvania, Rhode
                                                       Island, South Carolina, South Dakota,
                                                       Tennessee, Texas, Utah, Vermont,
                                                       Virginia, Washington, West Virginia,
                                                       Wisconsin, Wyoming

INLAND MARINE            Philadelphia Insurance        Alabama, Alaska, Arizona, Arkansas,
                         Company                       California, Colorado, Connecticut,
                                                       Delaware, District of Columbia, Florida,
                                                       Georgia, Idaho, Illinois, Indiana, Iowa,
                         Philadelphia Insurance        Kansas, Kentucky, Maine, Maryland,
                         Company E & S                 Massachusetts, Michigan, Minnesota,
                                                       Mississippi, Missouri, Montana,
                                                       Nebraska, Nevada, New Hampshire, New
                                                       Jersey, New Mexico, New York, North
                                                       Carolina, North Dakota, Ohio,
                                                       Oklahoma, Oregon, Pennsylvania, Rhode
                                                       Island, South Carolina, South Dakota,
                                                       Tennessee, Texas.


(c) 2002 AQS, Inc.                  Page 2           Software License Agreement-
                                                     Schedule A (License Detail)
                                      83

LINES OF BUSINESS        UNDERWRITING COMPANIES                    LICENSED STATES
-----------------        ----------------------        ----------------------------------------
                                                       Utah, Vermont, Virginia, Washington,
                                                       West Virginia, Wisconsin, Wyoming
-----------------        ----------------------        ----------------------------------------
BUSINESSOWNERS           Philadelphia Insurance        Alabama, Alaska, Arizona, Arkansas,
                         Company                       California, Colorado, Connecticut,
                                                       Delaware, District of Columbia, Florida,
                                                       Georgia, Idaho, Illinois, Indiana, Iowa,
                         Philadelphia Insurance        Kansas, Kentucky, Maine, Maryland,
                         Company E & S                 Massachusetts, Michigan, Minnesota,
                                                       Mississippi, Missouri, Montana,
                                                       Nebraska, Nevada, New Hampshire, New
                                                       Jersey, New Mexico, New York, North
                                                       Carolina, North Dakota, Ohio,
                                                       Oklahoma, Oregon, Pennsylvania, Rhode
                                                       Island, South Carolina, South Dakota,
                                                       Tennessee, Texas, Utah, Vermont,
                                                       Virginia, Washington, West Virginia,
                                                       Wisconsin, Wyoming
-----------------        ----------------------        ----------------------------------------
COMMERCIAL AUTO          Philadelphia Insurance        Alabama, Alaska, Arizona, Arkansas,
                         Company                       California, Colorado, Connecticut,
                                                       Delaware, District of Columbia, Florida,
                                                       Georgia, Idaho, Illinois, Indiana, Iowa,
                         Philadelphia Insurance        Kansas, Kentucky, Maine, Maryland,
                         Company E & S                 Massachusetts, Michigan, Minnesota,
                                                       Mississippi, Missouri, Montana,
                                                       Nebraska, Nevada, New Hampshire, New
                                                       Jersey, New Mexico, New York, North
                                                       Carolina, North Dakota, Ohio,
                                                       Oklahoma, Oregon, Pennsylvania, Rhode
                                                       Island, South Carolina, South Dakota,
                                                       Tennessee, Texas, Utah, Vermont,
                                                       Virginia, Washington, West Virginia,
                                                       Wisconsin, Wyoming
-----------------        ----------------------        ----------------------------------------
ULTIMATE COVER           Philadelphia Insurance        Alabama, Alaska, Arizona, Arkansas,
                         Company                       California, Colorado, Connecticut,
                                                       Delaware, District of Columbia, Florida,
                                                       Georgia, Idaho, Illinois, Indiana, Iowa,
                         Philadelphia Insurance        Kansas, Kentucky, Maine, Maryland,
                         Company E & S                 Massachusetts, Michigan, Minnesota,
                                                       Mississippi, Missouri, Montana,
                                                       Nebraska, Nevada, New Hampshire, New
                                                       Jersey, New Mexico, New York, North
                                                       Carolina, North Dakota, Ohio,
                                                       Oklahoma, Oregon, Pennsylvania, Rhode
                                                       Island, South Carolina, South Dakota,
                                                       Tennessee, Texas, Utah, Vermont,
                                                       Virginia, Washington, West Virginia,
                                                       Wisconsin, Wyoming
-----------------        ----------------------        ----------------------------------------

NOTE: Additional Lines of Business, Underwriting Companies, and Licensed States may require the Customer to be charged additional License fees, support fees, and implementation fees.

(c) 2002 AQS, Inc.                  Page 3           Software License Agreement-
                                                     Schedule A (License Detail)

                                   SCHEDULE B

                           SOFTWARE SUPPORT AGREEMENT

This independent Schedule (the "Support Agreement") to the Software License Agreement is entered into as of the Effective Date of the Software License Agreement, by and between, AQS, Inc. ("AQS") and the Customer identified below.

                                   BACKGROUND

The parties have previously entered into a Software License Agreement dated October 1, 2002 the "Software License Agreement") and have determined to further define the nature of the services provided to Customer by AQS pursuant to the terms of this Support Services Agreement.

                                   SECTION 1
                                  DEFINITIONS

1.1 IN GENERAL. Any term not defined in this Support Agreement shall have the meaning set forth in the Software License Agreement. In the event of a conflict between this Support Agreement and the Software License Agreement, this support Agreement shall govern.

1.2 "SOFTWARE UPDATES" shall mean those base Software program modifications and revisions that the made available for general release by AQS for the version and release of the Software licensed by Customer pursuant to the Software License Agreement. Software Updates do not include release that increase the functionality of the Software and that are otherwise separately priced by AQS.

                                    SECTION 2
                                      TERM

2.1 INITIAL TERM. This Support Agreement will be in effect for an initial term (the "initial Term") commencing as of the Effective Date of the Software License Agreement and continuing for a period of sixty-three
         (63) months.

2.2 RENEWAL TERMS. Upon expiration of the initial Term, this Agreement shall be automatically renewed for additional five (5) year terms unless either party gives written notice of termination at least six
         (6) months prior to the expiration date of the initial Term, or any renewal term. The monthly fee for each successive term will be based on the prevailing fee charged by AQS; provided, however, that AQS shall not increase the rate of its monthly fee for the renewal term of this Support Agreement by more than 11% above the rate for the preceding Term. This rate of increase is exclusive of any additional fees for Additional Modules and changes outside of the System. Any increase in the Monthly Fee Shall be effective only if AQS has given written notice to Customer of such increase no later than sixty (60) days prior to commencement of the term to which the increased Monthly Fee is to apply.

2.3 TERMINATION. Except as otherwise expressly provided herein, the obligations of AQS shall terminate automatically upon the occurrence of the termination of the Software License Agreement in Accordance with its applicable terms and conditions, and all fees for services performed prior to the date of such termination shall become immediately due and payable.

2.4 MODIFICATIONS. Except as otherwise provided herein, modifications to this Support Agreement may be made by mutual agreement between the parties, in writing, and signed by a duly authorized representative of AQS and Customer.

                                   SECTION 3
                                  THE SERVICES

3.1 IN GENERAL. During the term of this Agreement, AQS will provide those Support Services selected by Customer, and included as part of this Support Agreement as identified on Exhibit B-1. Unless otherwise provided in Exhibit B-1, implementation, installation and training of Software Updates shall be at AQS's standard rates then in effect.

3.2 ADDITIONAL SERVICES. Customer may request that AQS perform certain additional services which AQS is not otherwise required to perform under the terms of this Support Agreement or Exhibit B-1. If the request is accepted by AQS, Customer shall pay to AQS according to AQS's then current rates or an amount upon terms agreed to by the parties prior to performance of such services.

3.3 RELATIONSHIP OF PARTIES. The relationship of AQS and Customer is strictly that of independent contractors. Nothing contained in the Software License Agreement, Nondisclosure Agreement or this Support Agreement shall be construed or interpreted as creating a co-principalship, joint venture, partnership or employer-employee relationship. Each party shall pay all wages, salaries and other amounts due to respective employees relative to such agreements and shall be responsible for all obligations relating to employees such as income tax, withholdings, unemployment, insurance premiums, pension plan contributions, worker's compensation insurance and other similar responsibilities, neither party has the right or authority to assume or create any obligation or responsibility on behalf of the other party, except as may from time to time hereafter be provided in any written instrument signed by both parties.

3.4 CUSTOMER OBLIGATIONS. Customer acknowledges that it is required to install all Software Updates in the sequence and according to the time-schedule specified by AQS. Customer shall remain no more than one version behind the most current released version of each Software module; provided, however, if AQS requires immediate installation of any Software Update (due to a critical update, for example), Customer will comply with such requirements. Any error or non-conformity in the Software that relates to Customer's failure to comply with AQS's recommended installation sequence or time-schedule, communicated by AQS and reasonable in time and scope, is not covered by this Support Agreement or any warranty AQS may otherwise provide, and any services provided by AQS to correct such error will be provided by AQS on a time and materials basis at its then current rates.

(c) 2002 AQS, Inc.          Page 1        Software License Agreement- Schedule B
                                          (Software Support Agreement)

                                    SECTION 4
                                   RATES/FEES

4.1 IN GENERAL. In connection with the Support Services provided by AQS hereunder, Customer will pay AQS the fees set forth on Exhibit B-1.

4.2 REINSTATEMENT. In the event Support Services are not renewed at Customer's previous level, and Customer subsequently requests reinstatement of Support Services at the previous level, AQS may, in its sole discretion, reinstate such additional Support Services but only after Customer pays AQS the annual Support Services fee in effect at the time of such reinstatement, plus a reinstatement fee equal to the number of years or portion thereof during which Customer was not a subscriber to the previous level of Support Services multiplied by the annual Support Services fee in effect at the time of such reinstatement.

4.3 IMPLEMENTATION FEES. Customer will pay AQS for all fees and expenses related to the customization services required to implement into Customer's Software non-bureau-driven updates that increase software functionality and are priced separately by AQS. Fees are on a time and materials basis according to AQS's then current rates.

4.4 INCIDENTAL EXPENSES. Customer shall pay AQS all reasonable travel, meal and accommodation expenses incurred by AQS's personnel in providing services pursuant to this Agreement.

4.5 BUREAU FEES. In connection with the support granted pursuant to this Agreement, Customer agrees to reimburse AQS for any insurance bureau fees associated with Customer's support of the Software and other associated support. The initial bureau fees are set forth on Exhibit B-1, Customers will reimburse AQS for future bureau fees incurred by AQS when invoiced by AQS. Customer acknowledges that the bureau fees are passed on to Customer without any addition thereto, are not directly set by AQS, and are subject to change at anytime.

4.6 AMOUNTS DUE. If Customer fails to pay to AQS any amount within time prescribed in this Agreement (or within 30 days of invoice for monthly charges) and Customer has not disputed the amount due, late charges of the greater of 1.5% per month or the maximum allowable under applicable law shall also become payable by Customer to AQS. In addition, AQS may cease providing services to Customer until the outstanding undisputed amounts are paid. Any such suspension does not relieve Customer from paying past due fees plus interest, and in the event of collection enforcement, Customer shall be liable for any costs associated with collection of undisputed amounts, including, but not limited to, legal costs, attorneys' fees, court costs, and collection agency fees.

         In order for an amount to be considered disputed hereunder, Customer must notify AQS in writing within 15 days after receipt of an invoice including such amount setting forth Customer's good faith basis for the dispute. Thereafter, the parties shall attempt through informal cancellation to resolve such dispute within the next 60 days. Amounts agreed to be due shall then be paid by the earlier of the due date for payment of amounts appearing on the next invoice, or 30 days after such agreement has been reached. If the parties have not reached agreement within the above-described 60-day period, either party may initiate legal proceedings to resolve the dispute.

(c) 2002 AQS, Inc.          Page 2        Software License Agreement- Schedule B
                                          (Software Support Agreement)

                                   SECTION 5
                                    WARRANTY

LIMITED WARRANTY. AQS warrants that it will perform its obligations under the Support Agreement in a professional and workmanlike manner according to industry standards. Any Software provided hereunder shall be subject to the warranty set forth in Section 8.1 of the Software License Agreement. The disclaimers of warranty set forth in Sections 8.2 and 8.4 of the Software License Agreement shall apply to all services and software provided hereunder.

                                   SECTION 6
                    LIMITATION OF LIABILITY, INDEMNIFICATION

IN NO EVENT SHALL AQS BE LIABLE TO CUSTOMER FOR ANY COMMERCIAL LOSSES, SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES, WHETHER IN CONTRACT, IN TORT OR OTHERWISE, INCLUDING BUT NOT LIMITED TO LOSS OF USE, REVENUE, PROFIT, OR LOSS OF DATA, WHETHER OR NOT AQS HAD NOTICE OF THE POSSIBILITY OF SUCH DAMAGES OCCURRING, OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGE.

AQS SHALL NOT BE LIABLE FOR ANY DAMAGE TO PROPERTY OR PERSONAL INJURY TO ANY PERSON WHICH RESULTS SOLELY FROM THE FAULT OR NEGLIGENCE OF CUSTOMER, ITS AGENTS OR EMPLOYEES. CUSTOMER SHALL INDEMNIFY AND HOLD AQS HARMLESS FROM AND AGAINST ANY SUCH CLAIMS OF DAMAGE OR INJURY RESULTING FROM THE FAULT OR NEGLIGENCE OF CUSTOMER, ITS AGENTS OR EMPLOYEES.

IN NO EVENT SHALL THE TOTAL LIABILITY OF AQS FOR ANY REASON AND UPON ANY CAUSE OF ACTION WHATSOEVER UNDER THIS AGREEMENT EXCEED ALL AMOUNTS PAID BY CUSTOMER FOR COVERED SUPPORT SERVICES DURING THE CURRENT TERM.

                                   SECTION 7
                                 MISCELLANEOUS

7.1 RECRUITMENT OF EMPLOYEES. Customer and AQS mutually agree that during the term of this Agreement and for a period of twelve (12) consecutive calendar months immediately following the termination of this Agreement they will not (i) induce or attempt to induce, encourage or solicit, either directly or indirectly, any employee of the other party to terminate his or her employment with such other party; or (ii) interfere in any respect with the relationship between the other party and any of its employees, nor shall either party hire a former employee of the other party during the one (1) year period immediately following such former employee's termination of employment. In the event of any breach of this paragraph, in addition to other relief to which the non-breaching party shall be entitled, it shall be an entitled to recover from the breaching party all costs, expenses and reasonable attorneys' fees incurred by it in seeking (i) enforcement of the provisions of this paragraph, and (ii) relief for violation of any covenant contained herein.

7.2 TAXES. Customer shall pay or reimburse AQS for all sales, use, transfer, privilege, excise, and all other taxes and all duties, whether international, national or local, however designated, which are levied or imposed by reason of the performance by AQS under this Agreement; excluding, however, income taxes on profits which may be levied against AQS.

7.3 ENTIRE AGREEMENT, MERGER AND WAIVER. This Agreement expresses and contains the entire agreement of the parties with respect to the subject matter hereof and merges all prior and contemporaneous communications. There are no express or implied representations, warranties or agreements between the parties, except as contained in this Agreement. Except as otherwise provided herein, this Agreement may not be modified, amended or supplemented except by a writing signed by both Customer and AQS.

7.4 WAIVER. No consent given or waiver made by AQS of any breach of any provision of this Agreement will operate or be construed in any manner as a waiver of any subsequent breach of the same or of any other provision.

7.5 GOVERNING LAW; ATTORNEYS' FEES. This Support Agreement is to be governed by the internal laws of the Commonwealth of Pennsylvania. In any suit, arbitration, mediation or other action to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party will be entitled to recover its costs, including reasonable attorneys' fees, including without limitation, costs and fees incurred on appeal or in a bankruptcy or similar action.

7.6 SEVERABILITY; WAIVER. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party. This Agreement is to be construed as though all parties had drafted it. The terms of this Agreement shall supercede the terms of any purchase order submitted by AQS in connection with this Agreement.

7.7 FORCE MAJURE. Neither party will be liable to the other by reason of any failure in performances of this Agreement if the failure arises out of the unavailability of third party communication facilities or energy sources, acts of God, acts of the other party, acts of governmental authority, fires, strikes, delays in transportation, riots or war, or any cause beyond the reasonable control of that party.

7.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts each of which will be deemed an original and as executed constitutes one agreement, binding on both parties even though both parties do not sign the same counterpart.

7.9 ATTACHMENTS. All schedules, exhibits and attachments which are annexed to this Agreement are expressly made a part of this Agreement and are incorporated herein by this reference. All references to this Agreement are deemed to

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                                          (Software Support Agreement)
         refer to and include this Agreement and all such schedules, exhibits and attachments, as amended from time to time.

7.10 NOTICES. Any notice or communication required or permitted under this Agreement shall be in writing. Notices must be sent to the parties at the addresses specified herein, or to substitute addresses provided in writing, and shall be deemed received on the date sent by facsimile transmission, on the date when personally delivered, or five (5) days after receipt of signature via certified mail, postage prepaid.

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representative as of the date first set forth below.

AQS, INC.

                                         Philadelphia Insurance Companies
                                         ---------------------------------------
                                         Customer Name

by: /s/ DAVID C WAGNER               by: /s/ James Maguire Jr.
    ----------------------------          --------------------------------------

   DAVID C WAGNER         SVP             Mr. James Maguire Jr.  President & CEO
   -----------------------------          --------------------------------------
   Name                   Title           Name                   Title

   Date: 10/18/02                         Date: 10/17/02

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                                          (Software Support Agreement)

                                  EXHIBIT B-1
                           SOFTWARE SUPPORT AGREEMENT

B1-1     AQS SUPPORT OBLIGATIONS

STANDARD SUPPORT SERVICES. AQS will perform rate changes, forms updates and mandatory and conditional forms attachment rules as required for continued operation of the Software by Customer. Scheduling for revisions will be based on mutually agreed upon timeframes, recognizing Customer utilization and impact. These changes include bureau-driven changes and changes to Customer-specific portions of the Software already in production. This does not include those items listed in B1-4 below.

GENERAL SOFTWARE UPDATES. During the term of this Agreement, AQS will make available to Customer, without an additional license fee, all Software Updates which are made generally available to customers of AQS. However, implementation, installation and training of Software Updates shall be at AQS's standard rates.

ADDITIONAL FEE BASED SERVICES. Any additional services requested by Customer pursuant to a Project/Customization Quote may be performed by AQS (in its reasonable discretion) at AQS's rates in effect at the time such services are requested.

FUNCTIONAL COMPLIANCE. AQS will use commercially reasonable efforts to provide Software Updates to cause the Software to continue to conform to the Documentation. In the event that original programming is required to meet any other mandated Software change (including State, Federal, or Local mandated changes), the development costs will be borne by all Customers who utilize that Software change. AQS warrants that all Software Updates will be provided in a professional manner, according to industry standards, and such Software Update will operate in accordance with the updated Release Notes or Memo for a period of one (1) year after such Software Update is delivered to Customer. In the event that any Software Update or updated Release Notes or Memo causes an interruption or malfunction in the operation of the Software, then Customer's sole and exclusive remedy shall be for AQS to correct the error that caused the interruption or malfunction.

REMOTE ASSISTANCE. AQS shall provide to Customer, from 8 a.m. to 5 p.m. Central Time, Monday through Friday, except for AQS recognized holidays, by telephone, fax, and e-mail supported assistance regarding Customer's authorized use of the latest Software Update. Customer agrees to attempt to locate information provided in Documentation prior to use of Remote Assistance.

RESOLUTION ASSISTANCE. Customer shall provide to AQS reasonably detailed documentation and explanation of issues to be resolved, together with underlying data, to substantiate any problem or failure and to assist AQS in its efforts to diagnose, reproduce and correct the problem or failure. AQS will respond, acknowledging receipt, within two working days of receiving the issue. If an issue or bug submitted to AQS is resolved by AQS and determined to be caused solely by Customer and not by AQS Software, Customer may be charged.

OTHER ASSISTANCE. Other assistance requests (e.g, requests for assistance with hardware, operating systems, database management systems, networks, printer configuration, etc.) are outside the scope of this Software Support Agreement. However, at Customer's request, other software assistance may be provided on a time and materials basis, as available, at the sole discretion of AQS.

VERSION 2 SUPPORT REPLACEMENT. This Software Support Agreement is intended to replace Schedule A of the License Agreement between the parties dated on or about December 23, 1999 and such prior agreement, and the rights and obligations of the parties pursuant to such prior agreement, are hereby terminated. AQS will continue to support Version 2 lines of business currently licensed to Customer consistent with the support currently provided to Customer pursuant to this Agreement; provided, however, that when AQS commences, on behalf of the Customer, customization of a line of business for V(3) Galileo, any subsequent support of the Version 2 line of business will only be performed by AQS on a time and materials basis.

B1-2     SUPPORT FEE PAYMENT SCHEDULE

                  PAYMENT ITEM                                  DUE                   AMOUNT
-------------------------------------------------------------------------------------------------
Support Fees (October 1, 2002 - December 31, 2002)        Billed Monthly            $ 38,563.00
-------------------------------------------------------------------------------------------------
Support Fees (January 1, 2003 - December 31, 2007)        Billed Monthly            $ 90,000.00
-------------------------------------------------------------------------------------------------
Bureau Fees                                               Billed Monthly         To be Determined
-------------------------------------------------------------------------------------------------
Project/Customization Quote and Time and Materials        Billed Monthly, as     To be Determined
Services                                                     incurred
-------------------------------------------------------------------------------------------------

Note: Support Fees and Bureau Fees will change as Project/Customization Work and Time and Materials Work is completed and delivered to Customer. These amounts represent the initial months only.

B1-3     CUSTOMER OBLIGATIONS

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                                Support Agreement)

IN GENERAL. Customer acknowledges that it will install Software Updates in the sequence and in the time-schedule specified by AQS. Customer shall remain no more than one release behind the most current release of each Software module; provided, however, that if AQS requires immediate installation of any Software Update (due to a critical update, for example), Customer will comply with such requirements. Any error or non-conformity in the Software that relates to Customer's failure to comply with AQS's recommended installation sequence or time-schedule is not covered by this Software Support Agreement or any warranty AQS may otherwise provide, and any services provided by AQS to correct such error will be provided by AQS on a time and materials basis at its then current rates.

THIRD PARTY PRODUCTS. From time to time new optional features may be added to the Software as a result of a Software Update (whether included under this Agreement or as a result of a fee-based modification). Optional features may require the use of third party software or hardware. Customer may have the option to procure or not to procure such third party products to enable such optional features. In addition, future Software Updates may require Customer to procure specific third party software or hardware to allow Customer to receive the latest Software Update.

B1-4     ADDITIONAL SERVICES

The following items are available from AQS on a time and materials basis or subject to a Project/Custom Quote.

MODULE                     ITEM
Rating
                           New Coverage
                           New Program Type
                           New Line of Business
                           Delete Coverage
                           Delete Program Type
                           Delete a Line of Business
                           Formula Change
                           New Company
                           Edits
                           Presets
                           Defaults
                           Additional Functionality
                           Additional Selection
                           New Tax or Surcharge
Stat
                           New Coverage
                           New Program Type
                           New Line of Business
                           Delete Coverage
                           Delete Program Type
                           Delete a Line of Business
                           Value Change
                           Formula Change
                           New Company
                           Edits
                           Presets
                           Defaults
                           Additional Functionality
Interface
                           Edits
                           Additional Functionality

Information Technology
                           Agent Hardware Assistance
                           Branch Office Setup and Support
                           Agent Setup and Support
                           Network Design and Reconfiguration
                           Desktop/Laptop Client Setup and Support
                           Database Query Development and Support
                           Database Configuration Management
                           e-mail Server Setup/Configuration Management
                           Terminal Server Setup and Support
                           Citrix Setup and Support

Forms Print
                           New Form
                           Delete Form
                           Edits
                           Additional Functionality
                           Mandatory and Conditional
                           New Attachment
                           Edits
                           Additional Functionality

(C) 2002 AQS, Inc.      Page 6  Software License Agreement-Schedule B (Software
                                Support Agreement)

                                   SCHEDULE C

                        PROFESSIONAL SERVICES AGREEMENT

This independent Schedule (the "Professional Services Agreement") to the Software License Agreement is entered into as of Effective Date of the Software License Agreement, by and between AQS, Inc. ("AQS") and the Customer identified below.

                                   BACKGROUND

The parties have previously entered into a Software License Agreement dated October 1, 2002 and have determined to further define the nature of the services provided to Customer by AQS pursuant to the terms of this Professional Services Agreement.

                                   SECTION 1
                                  DEFINITIONS

1.1 IN GENERAL. Any term not defined in this professional Services Agreement shall have the meaning set forth in the Software License Agreement. In the event of a conflict between this Professional Services Agreement and the Software License Agreement, this Professional Services Agreement shall govern.

1.2 "INTELLECTUAL PROPERTY RIGHTS" means any and all now known or hereafter known tangible and intangible (a) rights associated with works of authorship, including but not limited to copyrights, moral rights, and [???]-works, (b) trademark and trade name rights, and similar rights,
         (c) trade secret rights, (d) patents, designs, algorithms and other industrial property rights, (e) all other intellectual and industrial property rights (of every kind and nature and however designated), whether arising by operation of law, contract, licenses, or otherwise.

1.3 "PROFESSIONAL SERVICES" means those services that AQS may provide to Customer from time to time as detailed in a Work Order.

                                   SECTION 2
                              TERM AND TERMINATION

2.1 TERM. This Agreement is effective as of the Effective Data, and will continue, unless otherwise terminated as provided herein.

2.2 TERMINATION. Either party may terminate this Agreement, by written notice to the other party in the event of a material breach by the other party. Upon receipt of any such notice, the breaching party shall have sixty (60) days to cure the breach (except in the case of non-payment in which case a thirty (30) day cure period shall apply), If the breach is cured, within the cure period, this Agreement shall continue in full force and effect. If the breach is not cured within the cure period, the Agreement will immediately terminate.

2.3 POST TERMINATION OBLIGATIONS. Upon Termination of this agreement for any reason, the parties shall have the following obligations: (1) AQS shall retain any payment made by Customer through the date of termination for Professional Services rendered, shall return any payment made by Customer in excess of Professional Services actually performed, and shall have the right to collect payment for any work performed until notice of termination was received by Customer.

2.4 MODIFICATIONS. Modifications to this agreement may be made by mutual agreement between the parties, in writing, and signed by a duty authorized representative of AQS and Customer.

                                   SECTION 3
                                  THE SERVICES

3.1 IN GENERAL. During the term of this Agreement, AQS will provide to Customer certain Professional Services which the parties may agree to as evidenced by the execution of a Work Order.

3.2 RELATIONSHIP OF PARTIES. The relationship of AQS and Customer is strictly that of independent contractors. Nothing contained in the Software License Agreement, Nondisclosure Agreement or this Upgrade Agreement shall be construed or interpreted as creating a co-principalship, joint venture, partnership or employer-employee relationship. Each party shall pay all wages, salaries and other amounts due to respective employees relative to such agreements and shall be responsible for all obligations relating to employees such as income tax, withholdings, unemployment, insurance premiums, pension plan contributions, worker's compensation insurance and other similar responsibilities, nether party has the right or authority to assume or create any obligation or responsibility on behalf of the other party, except as may from time to time hereafter be provided in any written instrument signed by both parties.

3.3 COOPERATION. Customer acknowledges that certain aspects of the Professional Services require cooperation and coordination with Customer personnel. Customer agrees to make available, as reasonably necessary, the resources, required to complete the Professional Services, Customer shall use reasonable efforts to ensure timely compilation of such aspects, and any delay in the completion of the Professional Services due to Customer's inability to perform such aspects in a timely fashion shall not work to prejudice AQS with regard to payment of the Payments.

                                   SECTION 4
                                   RATES/FEES

4.1 IN GENERAL. In connection with the Professional Services provided by AQS hereunder, Customer will pay AQS the Professional Service Fee set forth on each Work Order. Unless otherwise stated on the Work Order, all Professional Services are provided on a time and materials basis, according to AQS's then applicable Professional Service rates.

4.2 INCIDENTAL EXPENSES. Customer shall pay AQS all reasonable travel, meal and accommodation expenses incurred by AQS's personnel in providing services pursuant to this Agreement.

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                                               (Professional Services Agreement)

4.3 AMOUNTS DUE. If Customer falls to pay to AQS any amount within the time prescribed in this Agreement (or within 30 days of invoice if for monthly charges) and Customer has not disputed the amount due, late charges of the greater of 1.5% per month or the maximum allowable under applicable law shall also become payable by Customer to AQS. In addition, AQS may cease providing services to Customer until the outstanding undisputed amounts are paid. Any such suspension does not relieve Customer from paying past due fees plus interest, and in the event of collection enforcement, Customer shall be liable for any costs associated with such collection of undisputed amounts, including, but not limited to, legal costs, attorneys' fees, court costs, and collection agency fees.

         In order for an amount to be considered disputed hereunder, Customer must notify AQS in writing within 15 days after receipt of an invoice including such amount, setting forth Customer's good faith basis for the dispute. Thereafter, the parties shall attempt through informal conciliation to resolve such dispute within the next 60 days. Amounts agreed to be due shall then be paid by the earlier of the due date for payment of amounts appearing on the next invoice, or 30 days after such agreement has been reached. If the parties have not reached agreement within the above-described 60-day period, either party may initiate legal proceedings to resolve the disputes.

                                   SECTION 5
                               PROPRIETARY RIGHTS

5.1 IN GENERAL. All Materials (in object code and source code form), including but not limited to, any computer software, graphics files (vector and rester), script, data structures, data tables, programming code, or information provided by AQS or its suppliers under this Agreement, and any tradesecrets, know how, methodologies an processes related to AQS's products or services, shall remain the sale and exclusive property of AQS or its suppliers, including, without limitation, all copyrights, trademarks, patents, tradesecrets and any other proprietary rights inherent therein (collectively "Work Product"). To the extent, if any, that ownership of the Work Product do not automatically vest in AQS by virtue of this Agreement or otherwise. Customer hereby transfers and assigns to AQS all rights, the and interest which Customer may have in and to the Work Product. Customer acknowledges and agrees that AQS is in the business of providing software and technology solutions and that AQS shall have the same right to provide third party services which are the same or similar to the Professional Services contemplated by this Agreement.

5.2 ENHANCEMENTS SUBJECT TO LICENSE. Any enhancement to the Software developed pursuant to the Professional Services Agreement shall be deemed computer software subject to the terms of the Software License Agreement.

5.3 RESIDUAL KNOWLEDGE. None of the provisions of this Agreement shall prevent AQS or its employees from using the general skills and knowledge gained while performing duties under this Agreement after the completion of his/her duties under this Agreement. AQS may, in its sole discretion, include any enhancements, developed pursuant to this Professional Services Agreement in any version of the Software it may deem appropriates.

                                   SECTION 6
                                    WARRANTY

AQS warrants that it will perform its obligations under the Professional Services Agreement in a professional and workmanlike manner according to industry standards. Any Software provided hereunder shall be subject to the warranty set forth in Section 8.1 of the Software License Agreement. The disclaimers of warranty set forth in Sections 8.2 and 8.4 of the Software License Agreement shall apply to all services and software provided hereunder.

                                   SECTION 7
                    LIMITATION OF LIABILITY, INDEMNIFICATION

IN NO EVENT SHALL AQS BE LIABLE TO CUSTOMER FOR ANY COMMERCIAL LOSSES, SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES, WHETHER IN CONTRACT. IN TORT OR OTHERWISE INCLUDING BUT NOT LIMITED TO LOSS OF USE, REVENUE, PROFIT, OR LOSS OF DATA, WHETHER OR NOT AQS HAD NOTICE OF THE POSSIBILITY OF SUCH DAMAGES OCCURRING, OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGE.

AQS SHALL NOT BE LIABLE FOR ANY DAMAGE TO PROPERTY OR PERSONAL INJURY TO ANY PERSON WHICH RESULTS SOLELY FROM THE FAULT OR NEGLIGENCE OF CUSTOMER, ITS AGENTS OR EMPLOYEES. CUSTOMER SHALL INDEMNIFY AND HOLD AQS HARMLESS FROM AND AGAINST ANY SUCH CLAIMS OF DAMAGE OR INJURY RESULTING FROM THE FAULT OR NEGLIGENCE OF CUSTOMER ITS AGENTS OR EMPLOYEES.

IN NO EVENT SHALL, THE TOTAL LIABILITY OF AQS FOR ANY REASON AND UPON ANY CAUSE OF ACTION WHATSOEVER UNDER THIS AGREEMENT EXCEED ALL AMOUNTS PAID BY CUSTOMER FOR PROFESSIONAL SERVICES PROVIDED DURING THE PREVIOUS 12 MONTH PERIOD.

                                   SECTION 8
                                 MISCELLANEOUS

8.1 RECRUITMENT OF EMPLOYEES. Customer and AQS mutually agree that during the term of this Agreement and for a period of twelve (12) consecutive calendar months immediately following the termination of this Agreement, they will not (i) include or attempt to Include, encourage or solicit, either directly or indirectly, any employee of the other party to terminate his or her employment with such other party, or (ii) interfere in any respect with the relationship between the other party and any of its employees, nor shall either party hire a former employee of the other party during the one (1) year period immediately following such former employee's termination of employment. In the event of any breach of this paragraph, In addition to other relief to which the non-breaching party shall be entitled, it shall be entitled to recover from the breaching party all costs, expenses and reasonable attorney's fees incurred by it in seeking (i) enforcement of the provisions of this paragraph, and (ii) relief for violation of any covenant contained herein.

8.2 TAXES. Customer shall pay or reimburse AQS for all sales, use transfer, privilege, excise, and all other taxes

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                                               (Professional Services Agreement)
         and all duties, whether international, national or local, however designated, which are levied or imposed by reason of the performance by AQS under this Agreement; excluding, however, income taxes on profits which may be levied against AQS.

8.3 ENTIRE AGREEMENT, MERGER AND WAIVER. This Agreement expresses and contains the entire agreement of the parties with respect to the subject matter hereof and merges all prior and contemporaneous communications. There are no express or implied representations, warranties or agreements between the parties, except as contained in this Agreement. This Agreement may not be modified, amended or supplemented except by a writing signed by both Customer and AQS.

8.4 WAIVER. No consent given or waiver made by AQS of any breach of any provision of this Agreement will operate or be construed in any manner as a waiver of any subsequent breach of the same or of any other provision.

8.5 GOVERNING LAW; ATTORNEYS' FEES. This Professional Services Agreement is to be governed by the internal laws of the Commonwealth of Pennsylvania. In any suit, arbitration, mediation or other action to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party will be entitled to recover its costs, including reasonable attorneys' fees, including without limitation, costs and fees incurred on appeal or in a bankruptcy or similar action.

8.6 SEVERABILITY; WAIVER. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party. This Agreement is to be construed as though all parties had drafted it. The terms of this Agreement shall supercede the terms of any purchase order submitted by AQS in connection with this Agreement.

8.7 FORCE MAJURE. Neither party will be liable to the other by reason of any failure in performances of this Agreement if the failure arises out of the unavailability of third party communication facilities or energy sources, acts of God, acts of the other party, acts of governmental authority, fires, strikes, delays in transportation, riots or war, or any cause beyond the reasonable control of that party.

8.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts each of which will be deemed an original and as executed constitutes one agreement, binding on both parties even though both parties do not sign the same counterpart.

8.9 ATTACHMENTS. All schedules, exhibits and attachments which are annexed to this Agreement are expressly made a part of this Agreement and are incorporated herein by this reference. All references to this Agreement are deemed to refer to and include this Agreement and all such schedules, exhibits and attachments, as amended from time to time.

8.10 NOTICES. Any notice or communication required or permitted under this Agreement shall be in writing. Notices must be sent to the parties at the addresses specified herein, or to substitute addresses provided in writing, and shall be deemed received on the date sent by facsimile transmission, on the date when personally delivered, or five (5) days after receipt of signature via certified mail, postage prepaid.

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representative as of the date first set forth below.

AQS, INC.

                                 Philadelphia Insurance Companies
                                 --------------------------------
                                 Customer Name

by: /s/ David C Wagner           by: /s/ James Maguire Jr.
    -------------------------        ----------------------------------------
    DAVID C WAGNER      SVP          Mr. James Maguire Jr.    President & CEO
    -----------------------          ----------------------------------------
    Name              Title          Name                     Title

    Date: 10/18/02                   Date: 10/17/02
    -----------------------          ----------------------------------------


(c) 2002 AQS, Inc.           Page 3        Software License Agreement-Schedule C
                                               (Professional Services Agreement)